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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Pennsylvania Real Estate Investment Trust:

We consent to the incorporation by reference in the registration statements (File No. 33-61115, File No. 333-48917, File No. 333-70157, as amended, File No.
333-74693, File No. 333-74695, File No. 333-74697, File No. 333-36626, File No.
333-97337 and File No. 333-97985) on Form S-3 and (File No. 33-59771, File No.
33-59773, File No. 33-59767, File No. 333-69877, File No. 333-97677 and File No.
333-103116) on Form S-8 of Pennsylvania Real Estate Investment Trust of our report dated March 27, 2003, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Pennsylvania Real Estate Investment Trust. Our report refers to the fact that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.


                                              /s/ KPMG LLP
                                              ------------


Philadelphia, Pennsylvania
March 31, 2003